EXHIBIT 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. §1350

In connection with the report on Form 10-K of  Janel World Trade, Ltd. for the fiscal year ended September 30, 2011, as filed with the SEC on the date hereof (the “Report”), each of the undersigned officers of the registrant certifies pursuant to 18 U.S.C. Section 1350 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: January 13, 2012	/s/ James N. Jannello
James N. Jannello
Executive Vice President and Chief
Executive Officer

/s/ William J. Lally
William J. Lally
President and Chief Operating
Officer

/s/Philip J. Dubato
Philip J. Dubato
Executive Vice President of
Finance and Chief Financial
Officer